Exhibit 99.1

News from The Chubb Corporation

The Chubb Corporation
15 Mountain View Road • P.O. Box 1615
Warren, New Jersey 07061-1615
Telephone: 908-903-2000
FOR IMMEDIATE RELEASE
Chubb Reports First Quarter Net Income per Share of $1.71;
Operating Income per Share Increases 8% to a Record $1.53;
Combined Ratio Is 83.4%
     WARREN, New Jersey, April 23, 2007 — The Chubb Corporation [NYSE: CB] today reported that net income in the first quarter of 2007 was $710 million or $1.71 per share, compared to $672 million or $1.58 per share in the first quarter of 2006.
     Operating income, which the company defines as net income excluding after-tax realized investment gains and losses, increased 5% to $634 million from $603 million in the first quarter of 2006. Operating income per share increased 8% to a record $1.53 from $1.42.
     Net written premiums for the first quarter declined 2% to $2.9 billion. Premiums for the insurance business increased 1%; they decreased 1% in the U.S. and increased 7% outside the U.S. (1% in local currencies). Premiums for the reinsurance assumed business declined 69%, reflecting the impact of the Chubb Re-Harbor Point transaction completed in December 2005.
     The first quarter combined loss and expense ratio was 83.4% in 2007, compared to 82.9% in 2006. The impact of catastrophes accounted for 2.5 percentage points of the combined ratio in the first quarter of 2007, compared to an impact of 0.1 percentage points in the first quarter of 2006. Excluding the impact of catastrophes, the first quarter combined ratio was 80.9% in 2007 and 82.8% in 2006. The expense ratio for the first quarter was 30.4% in 2007 and 29.1% in 2006.
     Property and casualty investment income after taxes for the first quarter increased 9% to $305 million in 2007 from $279 million in 2006.
     “All three business units made substantial contributions to first quarter earnings,” said John D. Finnegan, Chairman, President and Chief Executive Officer. “We continued to produce superior earnings in a challenging insurance market by maintaining our underwriting standards while competing effectively to retain existing accounts and write new business at adequate rates.”

     Mr. Finnegan added, “Chubb’s outstanding first-quarter results obviously put us on the path to achieving or exceeding our January 30, 2007 operating income per share guidance of $5.00 to $5.40 for the year. However, we do not believe it is appropriate to revisit our guidance after only one quarter.” Guidance and related assumptions are subject to the risks outlined in the company’s forward-looking information safe-harbor statement below.
     On March 21, 2007, Chubb’s board of directors authorized the repurchase of 20 million shares of its common stock in addition to the 20 million share repurchase authorized on December 7, 2006. During the first quarter of 2007, Chubb repurchased 11,835,577 shares of its common stock at a total cost of $605 million. As of March 31, 2007, there were 28,010,361 shares of common stock available for repurchase under current authorizations.
     On March 29, 2007, Chubb successfully completed a public offering of $1 billion of subordinated capital securities. The proceeds of the offering will be used to repurchase shares of Chubb’s common stock.
First Quarter Operations Review
     Chubb Personal Insurance (CPI) net written premiums grew 6% in the first quarter to $840 million. CPI’s combined ratio for the quarter was 79.3%, compared to 79.7% in the first quarter of 2006. Catastrophe losses for the quarter were 1.3 percentage points in 2007 and 3.6 points in 2006. Excluding catastrophe losses, CPI’s first quarter combined ratio was 78.0% in 2007 and 76.1% in 2006.
     Net written premiums for Homeowners grew 7%, and the combined ratio was 71.1%. Personal Automobile net written premiums declined 5%, and the combined ratio was 95.4%. Other Personal lines grew 16% and had a combined ratio of 93.1%.
     Chubb Commercial Insurance (CCI) net written premiums declined 1% in the first quarter to $1.3 billion. The combined ratio for the quarter was 88.0% in 2007 and 78.8% in 2006. Catastrophe losses accounted for 5.0 percentage points in the first quarter of 2007. In the first quarter of 2006, there was a 2.0 percentage point favorable impact of catastrophes due to a reduction in previously accrued reinsurance reinstatement premium costs related to Hurricane Katrina. Excluding the impact of catastrophes, CCI’s first quarter combined ratio was 83.0% in 2007 and 80.8% in 2006.
     Average first quarter renewal rates in the U.S. were down 2% for CCI, which retained 84% of the U.S. premiums that came up for renewal. In the U.S., the ratio of new to lost business was 1.1 to 1.

     Chubb Specialty Insurance (CSI) net written premiums were flat in the first quarter at $681 million. The combined ratio was 83.1%, compared to 90.7% in the first quarter of 2006.
     Professional Liability (PL) net written premiums declined 3%, and the business had a combined ratio of 89.0%. Average first quarter renewal rates in the U.S. were down 4% for PL, which retained 87% of the U.S. premiums that came up for renewal. In the U.S., the ratio of new to lost business was 1.4 to 1.
     Surety net written premiums were up 29%, and the combined ratio was 31.4%.
Webcast Conference Call to be Held Today at 5 P.M.
     Chubb’s senior management will discuss the company’s first quarter performance with investors and analysts today, April 23rd, at 5 P.M. Eastern Daylight Time. The conference call will be webcast live on the Internet at http://www.chubb.com and archived later in the day for replay.
About Chubb
     Founded in 1882, the Chubb Group of Insurance Companies provide property and casualty insurance for personal and commercial customers worldwide through 8,500 independent agents and brokers. Chubb’s global network includes branches and affiliates throughout North America, Europe, Latin America, Asia and Australia.
     Chubb’s Supplementary Investor Information Report has been posted on its Internet site at http://www.chubb.com.
     All financial results in this release and attachments are unaudited.

For further information contact:	Investors:	Glenn A. Montgomery
(908) 903-2365

	Media:	Mark E. Greenberg
(908) 903-2682

Definitions of Key Terms
Operating Income
Operating income, a non-GAAP financial measure, is net income excluding after-tax realized investment gains and losses. Management uses operating income, among other measures, to evaluate its performance because the realization of investment gains and losses in any given period is largely discretionary as to timing and can fluctuate significantly, which could distort the analysis of trends.
Underwriting Income (Loss)
Management evaluates underwriting results separately from investment results. The underwriting operations consist of four separate business units: personal insurance, commercial insurance, specialty insurance and reinsurance assumed. Performance of the business units is measured based on statutory underwriting results. Statutory accounting principles applicable to property and casualty insurance companies differ in certain respects from generally accepted accounting principles (GAAP). Under statutory accounting principles, policy acquisition and other underwriting expenses are recognized immediately, not at the time premiums are earned. Statutory underwriting income (loss) is arrived at by reducing premiums earned by losses and loss expenses incurred and statutory underwriting expenses incurred.
Management uses underwriting results determined in accordance with GAAP, among other measures, to assess the overall performance of the underwriting operations. To convert statutory underwriting results to a GAAP basis, policy acquisition expenses are deferred and amortized over the period in which the related premiums are earned. Underwriting income (loss) determined in accordance with GAAP is defined as premiums earned less losses and loss expenses incurred and GAAP underwriting expenses incurred.
Property and Casualty Investment Income After Income Tax
Management uses property and casualty investment income after income tax, a non-GAAP financial measure, to evaluate its investment performance because it reflects the impact of any change in the proportion of the investment portfolio invested in tax-exempt securities and is therefore more meaningful for analysis purposes than investment income before income tax.
Book Value per Common Share with Available-for-Sale Fixed Maturities at Amortized Cost
Book value per common share represents the portion of consolidated shareholders’ equity attributable to one share of common stock outstanding as of the balance sheet date. Consolidated shareholders’ equity includes, as part of accumulated other comprehensive income, the after-tax appreciation or depreciation on the Corporation’s available-for-sale fixed maturities, which are carried at market value. The appreciation or depreciation on available-for-sale fixed maturities is subject to fluctuation due to changes in interest rates and therefore could distort the analysis of trends. Management believes that book value per common share with available-for-sale fixed maturities at amortized cost, a non-GAAP financial measure, is an important measure of the underlying equity attributable to one share of common stock.
Combined Loss and Expense Ratio or Combined Ratio
The combined loss and expense ratio, expressed as a percentage, is the key measure of underwriting profitability. Management uses the combined loss and expense ratio calculated in accordance with statutory accounting principles applicable to property and casualty insurance companies to evaluate the performance of the underwriting operations. It is the sum of the ratio of losses and loss expenses to premiums earned (loss ratio) plus the ratio of statutory underwriting expenses to premiums written (expense ratio) after reducing both premium amounts by dividends to policyholders.

FORWARD-LOOKING INFORMATION
     Certain statements in this document are “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements, which are made pursuant to the safe harbor provisions of the PSLRA and include statements regarding management’s 2007 operating income per share guidance and related assumptions, the use of proceeds from the issuance of subordinated capital securities and rates at which new and renewal business have been written, are made based upon management’s current expectations and beliefs concerning trends and future developments and their potential effects on Chubb. These statements are not guarantees of future performance. Actual results may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties, which include, among others, those discussed or identified from time to time in our public filings with the Securities and Exchange Commission and those associated with:
•	global political conditions and the occurrence of terrorist attacks, including any nuclear, biological, chemical or radiological events;
•	the effects of the outbreak or escalation of war or hostilities;
•	premium pricing and profitability or growth estimates overall or by lines of business or geographic area, and related expectations with respect to the timing and terms of any required regulatory approvals;
•	adverse changes in loss cost trends;
•	the ability to retain existing business;
•	our expectations with respect to cash flow projections and investment income and with respect to other income;
•	the adequacy of loss reserves, including:
•	our expectations relating to reinsurance recoverables;

•	the willingness of parties, including us, to settle disputes;

•	developments in judicial decisions or regulatory or legislative actions relating to coverage and liability, in particular, for asbestos, toxic waste and other mass tort claims;

•	development of new theories of liability;

•	our estimates relating to ultimate asbestos liabilities;

•	the impact from the bankruptcy protection sought by various asbestos producers and other related businesses;

•	the effects of proposed asbestos liability legislation, including the impact of claims patterns arising from the possibility of legislation and those that may arise if legislation is not passed;
•	the availability and cost of reinsurance coverage;
•	the occurrence of significant weather-related or other natural or human-made disasters, particularly in locations where we have concentrations of risk;

•	the impact of economic factors on companies on whose behalf we have issued surety bonds, and in particular, on those companies that have filed for bankruptcy or otherwise experienced deterioration in creditworthiness;
•	the effects of disclosures by, and investigations of, public companies relating to possible accounting irregularities, practices in the financial services industry and other corporate governance issues, including:
•	claims and litigation arising out of stock option “backdating”, “spring loading” and other stock option grant practices by public companies;

•	the effects on the capital markets and the markets for directors and officers and errors and omissions insurance;

•	claims and litigation arising out of actual or alleged accounting or other corporate malfeasance by other companies;

•	claims and litigation arising out of practices in the financial services industry;

•	legislative or regulatory proposals or changes;
•	the effects of changes in market practices in the U.S. property and casualty insurance industry, in particular contingent commissions and loss mitigation and finite reinsurance arrangements, arising from any legal or regulatory proceedings, related settlements and industry reform, including changes that have been announced and changes that may occur in the future;
•	the impact of legislative and regulatory developments on our business, including those relating to terrorism and large-scale catastrophes;
•	any downgrade in our claims-paying, financial strength or other credit ratings;
•	the ability of our subsidiaries to pay us dividends;
•	general economic and market conditions including:
•	changes in interest rates, market credit spreads and the performance of the financial markets;

•	the effects of inflation;

•	changes in domestic and foreign laws, regulations and taxes;

•	changes in competition and pricing environments;

•	regional or general changes in asset valuations;

•	the inability to reinsure certain risks economically;

•	changes in the litigation environment; and
•	our ability to implement management’s strategic plans and initiatives.
     Chubb assumes no obligation to update any forward-looking information set forth in this document, which speak as of the date hereof.

THE CHUBB CORPORATION
SUPPLEMENTARY FINANCIAL DATA
(Unaudited)

	Three Months Ended
	March 31
	2007	2006
	(in millions)

PROPERTY AND CASUALTY INSURANCE
Underwriting
Net Premiums Written	$2,867	$2,925
Decrease in Unearned Premiums	118	94

Premiums Earned	2,985	3,019

Losses and Loss Expenses	1,580	1,618
Operating Costs and Expenses	870	850
Decrease in Deferred Policy Acquisition Costs	3	8
Dividends to Policyholders	5	7

Underwriting Income	527	536

Investments
Investment Income Before Expenses	392	357
Investment Expenses	11	9

Investment Income	381	348

Other Income	3	5

Property and Casualty Income	911	889

CORPORATE AND OTHER	(27)	(43)

CONSOLIDATED OPERATING INCOME BEFORE INCOME TAX	884	846

Federal and Foreign Income Tax	250	243

CONSOLIDATED OPERATING INCOME	634	603

REALIZED INVESTMENT GAINS AFTER INCOME TAX	76	69

CONSOLIDATED NET INCOME	$710	$672

PROPERTY AND CASUALTY INVESTMENT INCOME AFTER INCOME TAX	$305	$279

	Three Months Ended
	March 31
	2007	2006

OUTSTANDING SHARE DATA
(in millions)
Average Common and Potentially Dilutive Shares	414.3	424.1
Actual Common Shares at End of Period	401.5	414.9

DILUTED EARNINGS PER SHARE DATA
Operating Income	$1.53	$1.42
Realized Investment Gains	.18	.16

Net Income	$1.71	$1.58

Effect of Catastrophes	$(.12)	$—

	Mar. 31	Dec. 31	Mar. 31
	2007	2006	2006

BOOK VALUE PER COMMON SHARE	$34.55	$33.71	$30.37

BOOK VALUE PER COMMON SHARE, with Available-for-Sale Fixed Maturities at Amortized Cost	34.28	33.38	30.39
PROPERTY AND CASUALTY UNDERWRITING RATIOS
THREE MONTHS ENDED MARCH 31

	2007	2006

Losses and Loss Expenses to Premiums Earned	53.0%	53.8%
Underwriting Expenses to Premiums Written	30.4	29.1

Combined Loss and Expense Ratio	83.4%	82.9%

Effect of Catastrophes on Combined Loss and Expense Ratio	2.5%	.1%
PROPERTY AND CASUALTY LOSSES AND LOSS EXPENSES COMPONENTS
THREE MONTHS ENDED MARCH 31

	2007	2006
	(in millions)

Paid Losses and Loss Expenses	$1,460	$1,300
Increase in Unpaid Losses and Loss Expenses	120	318

Total Losses and Loss Expenses	$1,580	$1,618

PROPERTY AND CASUALTY PRODUCT MIX
THREE MONTHS ENDED MARCH 31

	Net Premiums Written			Combined Loss and
			% Increase	Expense Ratios
	2007	2006	(Decrease)	2007	2006
	(in millions)

Personal Insurance
Automobile	$147	$155	(5)%	95.4%	90.0%
Homeowners	520	488	7	71.1	73.7
Other	173	149	16	93.1	90.7

Total Personal	840	792	6	79.3	79.7

Commercial Insurance
Multiple Peril	307	326	(6)	83.3	70.4
Casualty	441	440	—	94.3	94.4
Workers’ Compensation	257	256	—	77.3	78.4
Property and Marine	301	303	(1)	93.2	65.7

Total Commercial.	1,306	1,325	(1)	88.0	78.8

Specialty Insurance
Professional Liability	597	615	(3)	89.0	95.6
Surety	84	65	29	31.4	37.0

Total Specialty	681	680	—	83.1	90.7

Total Insurance	2,827	2,797	1	84.1	82.2

Reinsurance Assumed	40	128	(69)	*	*

Total	$2,867	$2,925	(2)	83.4	82.9

*	Combined loss and expense ratios will no longer be presented for Reinsurance Assumed since this business is in run-off.